[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]
                          Certified Public Accountants




                          INDEPENDENT AUDITORS' REPORT



To the Partners of
Boston Capital Associates IV L.P.

  We have audited the accompanying balance sheet of Boston Capital Associates IV L.P. as of December 31, 1997. This balance sheet is the responsibility of the partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Boston Capital Associates IV L.P. as of December 31, 1997, in conformity with generally accepted accounting principles.




                                                  /s/ Reznick Fedder & Silverman






Bethesda, Maryland
March 16, 1998

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                  [LETTERHEAD OF REZNICK FEDDER & SILVERMAN]
                          Certified Public Accountants





                          INDEPENDENT AUDITORS' REPORT



To the Stockholder
BCTC IV Assignor Corp.

  We have audited the accompanying balance sheet of BCTC IV Assignor Corp. as of December 31, 1997. This balance sheet is the responsibility of the corporation's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of BCTC IV Assignor Corp. as of December 31, 1997, in conformity with generally accepted accounting principles.





                                                  /s/ Reznick Fedder & Silverman






Bethesda, Maryland
March 16, 1998